UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 1, 2007

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On February 2, 2007, a wholly-owned subsidiary of Hospira completed its acquisition of Mayne Pharma Limited, a specialty injectable pharmaceutical company listed on the Australian Stock Exchange, for approximately US$2.1 billion in cash.  The acquisition was consummated pursuant to the scheme implementation agreement, dated September 20, 2006, which was filed as Exhibit 2.1 to Hospira’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2006 and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 1, 2007, to finance the Mayne Pharma acquisition, Hospira borrowed $500 million under its three-year term loan facility and $1.425 billion under its one-year bridge loan facility.  The entry into such loan facilities was previously reported in Item 1.01 of Hospira’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2007 and the descriptions of the terms and conditions of such loan facilities set forth therein are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required to be filed by this Item are not included herein, but are expected to be filed by amendment not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The financial statements required to be filed by this Item are not included herein, but are expected to be filed by amendment not later than 71 days after the date that this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: February 2, 2007		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary